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                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                              Current Report Pursuant
                           to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  November 15, 1995


                           INTEK DIVERSIFIED CORPORATION
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              (Exact name of Registrant as Specified in Its Charter)


                                     Delaware
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                  (State or Other Jurisdiction of Incorporation)


               0-9160                                 04-2450145
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     (Commission File Number)            (I.R.S. Employer Identification No.)


970 West 190th Street, Suite 720, Torrance, California  90502
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(Address of Principal Executive Office)  (Zip Code)


                                   (310)366-7335
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                Registrant's Telephone Number, Including Area Code)


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           (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.

     On November 15, 1995, INTEK Diversified Corporation (the "Company") entered into a Second Amendment to Purchase Agreement between the Company and Simmonds Communications Ltd. ("SCL"). The Purchase Agreement dated June 30, 1995 (the "Agreement") provided for the Company to acquire certain assets and subsidiaries of SCL relating to SCL's wireless communications business including substantially all of SCL's two-way radio equipment and systems integration businesses.

     Under the terms of the Agreement, INTEK will acquire such assets in exchange for issuance to SCL of 15 million shares of INTEK common stock, the issuance of a to be determined number of shares of convertible preferred stock and the assumption of certain debt. The transaction is subject to stockholder approval of INTEK and regulatory approval. The transaction is expected to close in the first quarter of 1996.

     The principal purpose of the Second Amendment was to reduce the amount of debt to be assumed by the Company in the acquisition and to provide for the Company to issue a class of preferred shares in exchange for the reduction of debt.


Item 7.   Financial Statements and Exhibits.

EXHIBITS

Exhibit 2.1 Second Amendment to Purchase Agreement dated as of November 15, 1995 between the Company and SCL.
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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTEK Diversified Corporation



                                   By:  /s/  Nicholas S. Wilson
                                   Nicholas S. Wilson
                                   Its: Chairman of the Board

                                   November 21, 1995
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                                   EXHIBIT INDEX


Exhibit 2.1 Second Amendment to Purchase Agreement dated as of November 15, 1995 between the Company and SCL.